CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen Municipal Trust:

     We consent to the use of our report dated April 30, 1999 for Evergreen Connecticut Municipal Bond Fund, Evergreen New Jersey Municipal Bond Fund and Evergreen Pennsylvania Municipal Bond Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                  /s/ KPMG LLP


                                                  KPMG LLP

Boston, Massachusetts
July 29, 1999